EXHIBIT 10(u)
                                  AGREEMENT

THIS AGREEMENT (the "Agreement") is made on this 11th day of February, 1998 by and among Cross Medical Products, Inc., a Delaware corporation ("DECORP"), Cross Medical Products, Inc., an Ohio corporation ("OHCORP") (collectively DECORP and OHCORP are hereinafter referred to as the "Companies"). Edward R. Funk Irrevocable Life Insurance Trust #1 ("Trust #1"), Edward R. Funk Irrevocable Life Insurance Trust #2 ("Trust #2), and Edward R. Funk ("Funk").

                                   RECITALS

1. Effective January 1, 1994, Funk entered into written employment agreements with the Companies (the "Employment Agreements"). The Employment Agreements are effective until December 31, 2003, unless earlier terminated pursuant to the terms of the Employment Agreements. Under the Employment Agreements, Funk has been paid a combined salary the Companies at an annual rate of $90,000 per year. In addition, pursuant to the Employment Agreements, the Companies agreed to provide medical insurance coverage to Funk and his spouse and to pay premiums on certain split-dollar life insurance policies owned by irrevocable life insurance trusts established by Funk in 1988.

2. Trust #1 and Trust #2 each own a policy of insurance on the life of Funk in the face amount of $250,000 (the "Policies"). Trust #1, Trust #2, and DECORP are parties to Split Dollar Insurance Plan agreements entered into November 10, 1988 (the "Plans"), with Northwestern Mutual Life Insurance Company as the insurer ("Insurer"), and Funk and his spouse as the insureds. Under the Plans, the Companies have paid approximately $176,000 in advance premiums since the inception of the Plans. The present cash surrender value of the Policies is approximately $140,000.

3. The Companies have this date entered into an Agreement and Plan of Merger ("Merger Agreement") with Interpore International ("Successor"), whereby a subsidiary of Successor will merge into DECORP, with DECORP surviving and the stockholders of DECORP receiving shares of stock of Successor for their shares of DECORP as outlined in the Merger Agreement.

4. The parties desire to terminate the Employment Agreements and the Plans pursuant to the terms and conditions provided herein conditioned and effective upon the consummation of the proposed merger with Successor as set forth in the Merger Agreement.

                            STATEMENT OF AGREEMENT

In consideration of the foregoing, the parties agree as follows:

1. TERMINATION OF EMPLOYMENT AGREEMENTS; RESIGNATION. The Companies and Funk agree that for the good and valuable consideration provided herein, the Employment Agreements shall be terminated and Funk shall resign as a director, officer and employee of the Companies as of the Effective Time as defined in
Section 1.2 of the Merger Agreement (the "Effective Date").

2.      TERMINATION OF PLANS; ASSIGNMENT OF POLICIES TO DECORP.

        (a) Funk, DECORP, Trust #1 and Trust #2 agree to terminate the Plans as of the Effective Date.

        (b) Trust #1 and Trust #2 agree to assign, transfer and convey their respective ownership interest in the Policies, as of the Effective Date, to DECORP as complete payment and return of premiums advanced by the Companies under the Plans.

        (c) The Policies shall remain in full force, and Trust #1 and Trust #2 will have no rights or interests in the Policies or any proceeds from the Policies after assignment to DECORP.

3. NONCOMPETITION. Funk agrees that for a period beginning on the Effective Date and ending December 31, 2003:

        (a) he will not engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder (except as the holder of not more than two percent of the stock of any publicly traded corporation), or in any other individual or representative capacity whatsoever, in the operation, management or ownership of any business, firm, corporation, association, or other entity engaged in the design, license, manufacture, marketing, or sale of devices and instruments used in spinal surgery or in any other business engaged in by DECORP or OHCORP at the Effective Date; and

        (b) he will not directly or indirectly, for himself or in conjunction with or on behalf of any other individual or entity, solicit, diver take away or endeavor to take away from DECORP or OHCORP any customer, account or employee of the Company who was a customer, account or employee of DECORP or OHCORP at any time during the 12 months prior to the Effective Date.

4. CONSIDERATION. The Companies agree to pay Funk $240,000 on the Effective Date in immediately available funds constituting lawful money of the United States of America.

5. ASSIGNMENT. This Agreement is personal to Funk, and Funk may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

6. WAIVER. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach of such waiving party.

7. CONSENT OF JURISDICTION. The parties to this Agreement, jointly and severally, (a) acknowledge that this Agreement was executed in Franklin County, Ohio, and (b) consent to the jurisdiction of the Court of Common Pleas for Franklin County, Ohio, to determine any dispute regarding the performance or nonperformance of any obligations evidenced by this Agreement or any guarantee thereof.

8. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of Ohio applicable to contracts made and to be wholly performed within such state.

9. AMENDMENT. This Agreement may be amended in any and every respect by agreement in writing executed by both parties hereto.

10. SECTION HEADINGS. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

11. ENTIRE AGREEMENT. This Agreement terminates, cancels and supersedes all previous agreements relating to the employment of Funk with the Companies, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement.

12. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        CROSS MEDICAL PRODUCTS, INC.
                                        a Delaware corporation

                                        By: /s/ Joseph A. Mussey
                                           ---------------------
                                        Its: President


                                        CROSS MEDICAL PRODUCTS, INC.
                                        an Ohio corporation

                                        By: /s/ Joseph A. Mussey
                                           ---------------------
                                        Its: President


                                        EDWARD R. FUNK IRREVOCABLE LIFE
                                        INSURANCE TRUST #1

                                        By: /s/ Curtis A. Loveland
                                           -----------------------
                                        Its: Trustee


                                        EDWARD R. FUNK IRREVOCABLE LIFE
                                        INSURANCE TRUST #2

                                        By: /s/ Curtis A. Loveland
                                           -----------------------
                                        Its: Trustee



                                        /s/ Edward R. Funk
                                        ------------------
                                        EDWARD R. FUNK